                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):

                               January 31, 2001
                    ----------------------------------------



                              ZapMe! Corporation
               ------------------------------------------------
            (Exact name of registrant as specified in its charter)



            Delaware               000-1084561                91-1836242
        ----------------           -----------                ----------
    (State of Incorporation)  (Commission File Number)      (IRS Employer
                                                          Identification No.)



                          3000 Executive Parkway #150
                        San Ramon, California    94583
               -------------------------------------------------
             (Address of principal executive offices)  (Zip Code)



                                (925) 543-0300
                       --------------------------------
                        (Registrant's telephone number)

Item 1.  Changes in Control of Registrant.

     Effective as of January 11, 2001, Gilat Satellite Networks, Ltd., an Israeli Corporation ("Gilat") acquired control of ZapMe! Corporation, a Delaware Corporation (the "Company").

     Pursuant to the Tender Offer Agreement dated October 3, 2000 (the "Tender Offer Agreement"), among Gilat, the Company and the Stockholders listed on Schedules A and B thereto, Gilat offered to purchase (the "Offer") up to the number of shares of common stock, par value $0.01 per share (the "Shares"), of the Company, which together with the number of Shares Gilat beneficially owned, constitutes fifty-one percent (51%) of the Outstanding Shares. "Outstanding Shares" shall mean the total number of Shares outstanding as of the last business day prior to the consummation of the Offer.

     On Noverber 27, 2000, Gilat accepted for payment, and paid for, 16,793,752 Shares tendered in the Offer. Such Shares represented approximately 38% of the Outstanding Shares.

     By a letter agreement dated December 6, 2000, among Gilat and the Stockholders listed on Schedule A thereto (the "Schedule A Stockholders") Gilat exercised its option, as contemplated by Section 2.2 of the Tender Offer Agreement, to purchase from the Stockholders, a total of 5,075,691 Shares, which provided Gilat with beneficial ownership of fifty-one percent (51%) of the Outstanding Shares.

                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: February __, 2001          ZapMe! Corporation



                                    /s/ Robert Edwards
                                 ----------------------------------------
                                 By:    Robert Edwards
                                 Title: Senior Vice President, Administration
                                        and Chief Financial Officer